UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2009

OSLER INCORPORATED

(Exact name of Registrant as specified in its charter)

Nevada	333-146163	20-8195637

(State or other jurisdiction	Commission File No.)	(IRS Employer
of incorporation		identification no.)

100 E. Sample Road, Suite 310, Pompano Beach, Florida	33064

(Address of principal executive offices)	(Zip Code)

(954) 580-1102

(Registrant’s telephone number, including area code)

(Former Address, if changed since last report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule I4a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS AND INFORMATION

          This Current Report on Form 8-K (this “Report”), the other reports, statements, and information that we have previously filed or that we may subsequently file with the Securities and Exchange Commission (the “SEC”), and public announcements that we have previously made or may subsequently make include, may include or may incorporate by reference certain statements that may be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to enjoy the benefits of that act. Unless the context is otherwise, the forward-looking statements included or incorporated by reference in this Report and those reports, statements, information and announcements address activities, events or developments that Osler Incorporated, a Nevada corporation (hereinafter referred to as “we,” “us,” “our,” or “our Company” unless context otherwise requires), expects or anticipates, will or may occur in the future. Any statements in this Report about expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “will continue,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” and similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties, which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this Report.

Item 4.01 Changes in Registrant’s Certifying Accountants

On September 28, 2009, the Company dismissed its principal independent accountants, LBB & Associates Ltd., LLP (“LBB”). The decision to dismiss LBB as the Company’s principal independent accountants was approved by the Company’s Board of Directors (the “Board”) on the same date. LBB’s report on the Company’s consolidated financial statements for the fiscal years ended June 30, 2009 and 2008, contained no adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, except in both cases such report was qualified regarding the ability of the Company to continue as a going concern. During the period from July 1, 2007 through the date of LBB’s dismissal, there were no disagreements with LBB on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of LBB would have caused LBB to make a reference to the subject matter of the disagreements in connection with its reports in the financial statements for such period. None of the reportable events described under Item 304(a)(1)(iv) of Regulation S-K occurred within the period from July 1, 2007 through June 30, 2009 or through the date of this report. The Company has provided LBB with a copy of the foregoing disclosures, and LBB has furnished a letter addressed to the Securities and Exchange Commission stating that it agrees with the statements made by the Company herein. A copy of that letter is attached as Exhibit 16.1.

On September 28, 2009, the Company engaged Thomas W., Klash, C.P.A. (“Klash”) as its new principal independent accountant, effective immediately. The decision to engage Klash as the Company’s principal independent accountant was approved by the Board on the same date. During the period from July 1, 2007 through June 30, 2009, and through the date of Klash’s engagement, the Company did not consult with Klash regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 5.02. Departure of Directors or Principal Officers: Election of Directors;
Appointment of Principal Officers.

          On September 28, 2009, the Company’s sole director, C. Leo Smith, accepted the previously tendered resignation of Lance Friedman as the Company’s President, Chief Executive Officer and Chief Financial Officer, and, on the same date, Mr. Smith appointed himself to succeed Mr. Friedman as the Company’s President, Chief Executive Officer and Chief Financial Officer.

          All information required to be disclosed concerning Mr. Smith pursuant to applicable SEC rules and regulations is contained in the Company’s annual report on Form 10-K for the year ended June 30, 2009 as filed with the SEC and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

16.1	Letter of LBB & Associates Ltd., LLP dated September 29, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Osler Incorporated

Date: September 29, 2009	/s/ C. Leo Smith

C. Leo Smith
President, Chief Executive Officer
and Chief Financial Officer